  EXHIBIT 99.1

Palatin Announces 1-for-50 Reverse Stock Split

PRINCETON, NJ – August 8, 2025 /PRNewswire/ – Palatin Technologies, Inc. (OTCQB: PTNT), today announced a reverse stock split (“Reverse Stock Split”) of its shares at a ratio of 1-for-50. The Reverse Stock Split will become effective on August 8, 2025, at 5:00 p.m., Eastern Daylight Time (the “Effective Time”) and the Common Stock is expected to begin trading on OCTQB Market of the OTC Markets on a Reverse Stock Split-adjusted basis on August 11, 2025 at market open. The Company’s ticker symbol on the OTCQB will be PTNTD for 20 trading days, including the effective date.

One of the primary goals of the Reverse Stock Split is to increase the per-share market price of the Company’s common stock to enable the Company to satisfy compliance with the NYSE American’s Listing Qualifications related to the low selling price of the Company’s common shares.

At the annual meeting of stockholders held on July 25, 2025, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio of 1-for-50 to 1-for-100, with such ratio to be determined by the Company’s Board of Directors.

As of the Effective Time, every 50 shares of the Company’s issued and outstanding Common Stock will be combined into one share of Common Stock. Stockholders will be given cash in lieu of any fractional shares on a post-split basis. The par value and other terms of the Common Stock will not be affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split Common Stock CUSIP number will be 696077 601.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to advance its innovative melanocortin agonists through development and partner with leading pharmaceutical companies to accelerate progress, expand patient access, and maximize commercial success. For additional information, visit www.Palatin.com and follow Palatin on X (formerly Twitter) at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about Palatin products in development, clinical trial results, potential actions by regulatory agencies, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors, LLC
Chief Financial Officer / Chief Operating Officer	Managing Director
Tel: (609) 495-2200	Tel: (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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